SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CLIFF ROCK RESOURCES CORP.

(Exact name of Registrant as specified in its charter)

NEVADA	98-0459440
(State of incorporation	(I.R.S. Employer Identification)

206 – 595 Howe Street
Vancouver, B.C. Canada	V6C 2T56
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class

Name of each exchange on

to be so registered

    which each class is to be registered

Not Applicable

        Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ X ]

Securities Act registration statement file number to which this form relates: 333-131081

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001

(Title of class)

Item 1.

Description of Registrant’s Securities to be Registered.

The description of the securities contained in Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-131081) is incorporated by reference into this registration statement.

Item 2.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
5.1	Opinion of Conrad C. Lysiak, Attorney, with consent to use (1)
10.1	Property Acquisition Agreement dated February 4, 2005 between the Company and Lawrence Stephenson (1)
23.1	Consent of Manning Elliott, Chartered Accountants (1)
23.2	Consent of William Timmins, P.Eng., Consulting Geologist (1)
23.3	Consent of Manning Elliott, Chartered Accountants (1)
23.4	Consent of William Timmins, P.Eng., Consulting Geologist (1)
23.5	Consent of Manning Elliott, Chartered Accountants (1)
23.6	Consent of Manning Elliott, Chartered Accountants (1)

(1)  Incorporated herein by reference to the exhibits of the same number in Registrant’s Registration Statement on Form SB-2, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

DATED:  June 30, 2006

CLIFF ROCK RESOURCES CORP.

Registrant

By: /s/ “Geoffrey Hamilton”_________

Geoffrey Hamilton, President

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